Exhibit 99.2

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/401(K) PLAN)

A FIDELITY VOLUME SUBMITTER PLAN

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE:  To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein.  Please consult an independent tax advisor for advice on your particular circumstances.

Volume Submitter Defined Contribution Plan – 01/31/2014
09627-1413367818AA

© 2014 FMR LLC

All rights reserved.

TABLE OF CONTENTS

1.01	PLAN INFORMATION	1
1.02	EMPLOYER	2
1.03	TRUSTEE	2
1.04	COVERAGE	2
1.05	COMPENSATION	6
1.06	TESTING RULES	7
1.07	DEFERRAL CONTRIBUTIONS	8
1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)	11
1.09	ROLLOVER CONTRIBUTIONS	11
1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	11
1.11	MATCHING EMPLOYER CONTRIBUTIONS	12
1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS	19
1.14	RETIREMENT	19
1.15	DEFINITION OF DISABLED	19
1.16	VESTING	20
1.17	PREDECESSOR EMPLOYER SERVICE	21
1.18	PARTICIPANT LOANS	21
1.19	IN-SERVICE WITHDRAWALS	21
1.20	FORM OF DISTRIBUTIONS	23
1.21	TIMING OF DISTRIBUTIONS	24
1.22	TOP HEAVY STATUS	24
1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS	25
1.24	INVESTMENT DIRECTION	25
1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS	25
1.26	SUPERSEDING PROVISIONS	26
1.27	RELIANCE ON ADVISORY LETTER	26
1.28	ELECTRONIC SIGNATURE AND RECORDS	26
1.29	VOLUME SUBMITTER INFORMATION:	26
EXECUTION PAGE		27
PLAN MERGERS ADDENDUM		28
PARTICIPATING EMPLOYERS ADDENDUM		29
IN-SERVICE WITHDRAWALS ADDENDUM		30
ADDITIONAL PROVISIONS ADDENDUM		31

PS Plan

ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(k) PLAN

1.01                        PLAN INFORMATION

(a)                                 Name of Plan:

This is the Starz 401(k) Savings Plan (the “Plan”)

(b)                                 Type of Plan:

(1)                                 ☒         401(k) Only

(2)                                 ☐         401(k) and Profit Sharing

(3)                                 ☐         Profit Sharing Only

(c)                                  Administrator Name (if not the Employer):

(d)                                 Plan Year End (month/day):                                   12/31

(e)                                  Three Digit Plan Number:                                                 001

(f)                                   Limitation Year (check one):

(1)                                 ☐                                    Calendar Year

(2)                                 ☒                                  Plan Year

(3)                                 ☐                                    Other(12-month period ending on the following date):

(g)                                 Plan Status:

(1)                                 Adoption Agreement Effective Date:  02/02/2015 (cannot be earlier than the later of (i) the first day of the 2007 Plan Year or (ii) the effective date of the Plan)

(2)                                 The Adoption Agreement Effective Date is:

(A)                               ☒                                  A new Plan Effective Date

(B)                               ☐                                    An amendment Effective Date (check one):

(i)                                    ☐                                    an amendment and restatement of this Basic Plan Document No. 17 (or restatement of former Fidelity Basic Plan Document No. 14) and its Adoption Agreement previously executed by the Employer;

(ii)                                ☐                                    a conversion to Basic Plan Document No. 17 and its Adoption Agreement.

The original effective date of the Plan:

(3)                                 ☐                                    Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special

Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

(4)                                 ☒                                  Plan Merger Effective Dates.  Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

(5)                                 ☐                                    Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.)(Choose one.)

(A)                               ☐                                    Contributions under the Plan are permanently discontinued.  Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.

(B)                               ☐                                    Contributions under the Plan are temporarily suspended.  The Employer contemplates that contributions will resume at a later date.

Note:  Deferral Contributions and Employee Contributions shall not be taken from compensation earned after the date the Plan is frozen, however, loan repayments shall continue to be made until the loan obligation is satisfied.

1.02                        EMPLOYER

(a)                                 Employer Name: Starz

(1)                                 Employer’s Tax Identification Number:  20-8988475

(2)                                 Employer’s fiscal year end: 12/31

(b)                                 The term “Employer” includes the following participating employers (choose one):

(1)                                 ☐                                    No other employers participate in the Plan.

(2)                                 ☒                                  Certain other employers participate in the Plan.  Please complete the Participating Employers Addendum.

1.03                        TRUSTEE

(a)                                 Trustee Name:          Fidelity Management Trust Company

Address:                                                                    82 Devonshire Street

Boston, MA 02109

1.04                        COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

(a)                             Age Requirement (check one):

(1)                                 ☐                                    no age requirement.

(2)                                 ☒                                  must have attained age:  18 (not to exceed 21).

(b)                                 Eligibility Service Requirement(s) - There shall be no eligibility service requirements for contributions to the Plan unless selected below for the following contributions:

(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
	X		N/A – not applicable – type(s) of contribution not selected

days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (1) or 730 days in either of the other columns.)

months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1) or 24 months in either of the other columns.)

one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note:  If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) is required for such contributions.

Note:  The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.

Note:  If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(3)           ☐         Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Hours of Service Equivalencies Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document. Please complete the Hours of Service Equivalencies Addendum.

(c)                                  Eligibility Computation Period - The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each 12-consecutive-month period beginning on an anniversary of his Employment Commencement Date.

(d)                                 Eligible Class of Employees:

(1)                                 Generally, the Employees eligible to participate in the Plan are (choose one):

(A)                               ☒                                  all Employees of the Employer.

(B)                               ☐                                    only Employees of the Employer who are covered by (choose one):

(i)                                    ☐                                    any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

(ii)                                ☐                                    the following collective bargaining agreement(s) with the Employer:

(2)                                 ☒                                  Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:

Note:  Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

(A)                               ☒                                  employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

(B)                               ☐                                    Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

(C)                               ☐                                    Leased Employees as defined in Subsection 2.01(ee) of the Basic Plan Document.

(D)                               ☒                                  nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

(E)                               ☐                                    other:

.

Note:  The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)                                    ☐                                    Notwithstanding this exclusion, any Employee who would otherwise be excluded from participation solely because he is in a group described below shall be part of the class of Employees eligible to participate in the Plan and, if he has never been a Participant in the Plan previously, will be required to meet different age and service requirements for eligibility than those specified in Subsections (a) and (b) permitting him to enter on the Entry Date immediately following the end of the Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following excluded Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time or temporary employees):

Note: Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

(e)                                  Entry Dates — The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution. (Complete the table below by checking the appropriate boxes to indicate Entry Dates for the contributions listed.)

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
(A)		X		N/A — not applicable — type(s) of contribution not selected
(B)	X		X	Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
(C)				the first day of each Plan Year and the first day of the seventh month of each Plan Year
(D)				the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year
(E)				the first day of each month
(F)

the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the effective date of the merger is also an Entry Date with respect to certain Employees.

(f)                                   Date of Initial Participation - An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):

(1)                                 ☒                                  no exceptions.

(2)                                 ☐                                    Eligible Employees employed on  (insert date) shall become Participants on that date.

(3)                                 ☐                                    Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on  (insert date) shall become Participants on that date.

1.05                        COMPENSATION

Compensation, as defined in Subsection 2.01(k) of the Basic Plan Document, shall be modified as provided below.

(a)                                 Compensation Exclusions - Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, unused leave (as described in Section 2.01(k)(2)), or any of the following additional item(s):

(1)                                 ☐                                    No additional exclusions.

(2)                                 ☐                                    Differential Wages.

(3)                                 ☐                                    Overtime pay.

(4)                                 ☐                                    Bonuses.

(5)                                 ☐                                    Commissions.

(6)                                 ☐                                    The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

(7)                                 ☐                                    Severance pay received prior to termination of employment. (Severance pay received following termination of employment is a severance amount as described in Subsection 2.01(k) and is always excluded.)

(8)                                 ☒                                  See Additional Provisions Addendum.

Note:  If the Employer selects an option, other than (1) or (2) above, with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s) or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4).  If the Employer selects an option, other than (1) or (2) above, and Option 1.11(a)(3), Safe Harbor Matching Employer Contributions, is selected, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

(b)                                 Compensation for the First Year of Participation - Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Compensation as provided below.

(1)                                 ☐                                    Compensation for the entire Plan Year.  (Complete (A) below, if applicable.  If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(1) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

(A)                               ☐                                    For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

(2)                                 ☒                                  Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable.  If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(2) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

(A)                               ☐                                    For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the Effective Date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

1.06                        TESTING RULES

(a)                                 ADP/ACP Present Testing Method - The testing method for purposes of applying the “ADP” and “ACP” tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):

(1)                                 ☒                                  Current Year Testing Method - The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the same Plan Year.  (Must choose if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

(2)                                 ☐                                    Prior Year Testing Method - The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the immediately preceding Plan Year.  (Do not choose if Option 1.10(a)(1), alternative allocation formula for Qualified Nonelective Contributions.)

(3)                                 ☐                                    Not applicable.  (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

Note:  Restrictions apply on elections to change testing methods.

(b)                                 First Year Testing Method - If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the “ADP” and/or “ACP” test for such first Plan Year shall be applied using the actual “ADP” and/or “ACP” of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.

(1)                                 ☐                                    The “ADP” and/or “ACP” test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% “ADP” and/or “ACP” for Non-Highly Compensated Employees.  (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

(c)                                  HCE Determinations:  Look Back Year - The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.

(1)                                 ☐                                    Calendar Year Determination - The look back year shall be the calendar year beginning within the preceding Plan Year.  (Do not choose if the Plan Year is the calendar year.)

(d)                                 HCE Determinations:  Top Paid Group Election - All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

(1)                                 ☒                                  Top Paid Group Election - Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

Note:  Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year

(e)                                  ☒                                  See Additional Provisions Addendum.

1.07                        DEFERRAL CONTRIBUTIONS

(a)                                 ☒                                  Deferral Contributions - Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

(1)                                 Regular Contributions - The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.

(A)                               ☒                                  The deferral limit is 75.00% (must be a whole number multiple of one percent) of Compensation.

Note:  If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)-1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding).

(B)                               ☐                                    Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

(C)                               A Participant may change, on a prospective basis, his salary reduction agreement (check one):

(i)                                    ☒                                  as of the beginning of each payroll period.

(ii)                                ☐                                    as of the first day of each month.

(iii)                            ☐                                    as of each Entry Date.  (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

(iv)                             ☐                                    as of the first day of each calendar quarter.

(v)                                 ☐                                    as of the first day of each Plan Year.

(vi)                             ☐                                    other.  (Specify, but must be at least once per Plan Year)

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

(D)                               A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not complete a new salary reduction agreement until (check one):

(i)                                    ☒                                  the beginning of the next payroll period.

(ii)                                ☐                                    the first day of the next month.

(iii)                            ☐                                    the next Entry Date.  (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

(iv)                             ☐                                    as of the first day of each calendar quarter.

(v)                                 ☐                                    as of the first day of each Plan Year.

(vi)                             ☐                                    other.  (Specify, but must be at least once per Plan Year)

(2)                                 ☐                                    Additional Deferral Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)                                 ☐                                    Bonus Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions from any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year in an amount up to 100% of such bonuses.  The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

(A)                               ☐                                    Zero.

(B)                               ☐                                    The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note:  A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year.  If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

(4)                                 ☒                                  Catch-Up Contributions - The following Participants who have attained or are expected to attain age 50 before the close of the Taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

(A)                               ☒                                  All such Participants.

(B)                               ☐                                    All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Note: The Employer must not select Option 1.07(a)(4) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.

(5)                                 ☐                                    Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

(6)                                 ☒                                  Automatic Enrollment Contributions.  Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”), Section 1.07(b) of the Additional Provisions Addendum, and the following:

(A)                               ☒                                  All newly Eligible Employees shall be subject to the same automatic enrollment provisions.

(B)                               ☐                                    The automatic enrollment provisions of the Plan shall be/are different for different groups of Eligible Employees.

(C)                               ☒                                  Some form of automatic deferral increase will be part of the automatic enrollment provisions.

(D)                               ☐                                    A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3) and complete appropriate Addendum.)

(E)                               ☐                                    An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted.

1.08                        EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)

(a)                             ☒                                  Future Employee Contributions - Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.

(1)                                 The contribution limit is 10% of Compensation.

(b)                                 ☐                                    Frozen Employee Contributions - Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09                        ROLLOVER CONTRIBUTIONS

(a)                                 ☒                                  Rollover Contributions - Employees may roll over eligible amounts from other plans to the Plan subject to the additional following requirements:

(1)                                 ☐                                    The Plan will not accept rollovers of after-tax employee contributions.

(2)                                 ☒                                  The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

(b)                                 ☐                                    In-Plan Roth Rollover Contributions (Choose only if Roth 401(k) Contributions are selected in Option 1.07(a)(5) above) — Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.

(1)                                 ☐                                    Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover.

1.10                        QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS

(a)                                 Qualified Nonelective Employer Contributions - The Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution for any permissible purpose, as provided in Section 5.07 of the Basic Plan Document. If Option 1.07(a) or 1.08(a)(1)is checked, except as provided in Section 5.07 of the Basic Plan Document or as otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees in the ratio which each such Participant’s “testing compensation”, as defined in Subsection 6.01(s) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants’ “testing compensation” for the Plan Year.

(1)                                 ☐                                    Qualified Nonelective Employer Contributions shall be allocated only among such Participants described above who are designated by the Employer as eligible to receive a

Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the “regulatory maximum.” The “regulatory maximum” means 5% (10% for Qualified Nonelective Contributions made in connection with the Employer’s obligation to pay prevailing wages) of the “testing compensation” for such Participant for the Plan Year. The “regulatory maximum” shall apply separately with respect to Qualified Nonelective Contributions to be included in the “ADP” test and Qualified Nonelective Contributions to be included in the “ACP” test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)

1.11                        MATCHING EMPLOYER CONTRIBUTIONS

(a)                                 ☒                                  Matching Employer Contributions - The Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as provided in this Section 1.11. For purposes of this Section 1.11, an “eligible” Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13.

(1)                                 ☒                                  Non-Discretionary Matching Employer Contributions - The Employer shall make a Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to the following percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period (complete all that apply):

(A)                               ☒                                  Flat Percentage Match:  100.00% to all “eligible” Participants.

(B)                               ☐                                    Tiered Match:                      % of the first                     % of the “eligible” Participant’s Compensation contributed to the Plan,                % of the next                     % of the “eligible” Participant’s Compensation contributed to the Plan,                    % of the next                     % of the “eligible” Participant’s Compensation contributed to the Plan.

Note: The group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

(C)                           ☒                                  Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):

(i)                                    ☒                                  Contributions in excess of 6.00% of the “eligible” Participant’s Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.

(ii)                                ☐                                    Matching Employer Contributions for each “eligible” Participant for each Plan Year shall be limited to $                    .

(2)                                 ☐                                    Discretionary Matching Employer Contributions - The Employer may make a discretionary Matching Employer Contribution on behalf of “eligible” Participants, or a designated group of “eligible” Participants, in accordance with Section 5.08 of the Basic Plan Document. An “eligible” Participant’s allocable share of the discretionary Matching Employer Contribution shall be a percentage of the eligible contributions made by the

“eligible” Participant during the Contribution Period. The Employer may limit the eligible contributions taken into account under the allocation formula to contributions up to a specified percentage of Compensation or dollar amount or may provide for Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable) as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.

Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

(A)                               ☐                                    4% Limitation on Discretionary Matching Employer Contributions for Deemed Satisfaction of “ACP” Test - In no event may the dollar amount of the discretionary Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year.  (Only if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

(3)                                 ☐                                    401(k) Safe Harbor Matching Employer Contributions - If the Employer elects one of the safe harbor formula Options provided in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active Participants of their rights and obligations under the Plan, the Plan shall be deemed to satisfy the “ADP” test and, under certain circumstances, the “ACP” test.

(b)                                 ☒                                  Additional Matching Employer Contributions - The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Plan Year.  The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

(1)                                 ☐                                    4% Limitation on additional Matching Employer Contributions for Deemed Satisfaction of “ACP” Test - In no event may the dollar amount of the additional Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year.  (Only if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Note:  If the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the “ADP” test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the “ACP” test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.

(c)                                  Contributions Matched - The Employer matches the following contributions (check appropriate box(es)):

(1)                                 Deferral Contributions - Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.

(A)                               ☐                                    Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.

Note:  Notwithstanding the above, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement without regard to whether they are Catch-Up Contributions.

(2)                                 ☒                                  See Additional Provisions Addendum.

(d)                                 Contribution Period for Matching Employer Contributions - The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:

(1)                                 ☐                                    each calendar month.

(2)                                 ☐                                    each Plan Year quarter.

(3)                                 ☐                                    each Plan Year.

(4)                                 ☒                                  each payroll period.

(5)                                 ☐                                    The Employer shall determine the Contribution Period for calculation of any discretionary Matching Employer Contributions elected pursuant to Option 1.11(a)(2) above at the time that the matching contribution formula is determined.

The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11(b) is the Plan Year.

Note: If Option (5) is selected, one of the other options must be selected to apply to any non-discretionary Matching Employer Contributions.

Note: If Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to “true up” the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.

(e)                                  Continuing Eligibility Requirement(s) - A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es).  Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions):

(1)                                 ☒                                  No requirements.

(2)                                 ☐                                    Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

(3)                                 ☐                                    Earns at least 501 Hours of Service during the Plan Year.  (Only if the Contribution Period is the Plan Year.)

(4)                                 ☐                                    Earns at least  (not to exceed 1,000) Hours of Service during the Plan Year.  (Only if the Contribution Period is the Plan Year.)

(5)                                 ☐                                    Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year.  (Only if the Contribution Period is the Plan Year.)

(6)                                 ☐                                    Is not a Highly Compensated Employee for the Plan Year.

(7)                                 ☐                                    Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

(8)                                 ☐                                    Special continuing eligibility requirement(s) for additional Matching Employer Contributions.  (Only if Option 1.11(b), Additional Matching Employer Contributions, is checked.)

(A)                               The continuing eligibility requirement(s) for additional Matching Employer Contributions is/are:                       (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected. Options (2), (3), (4), (5), and (7) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions.)

Note:  Except when added in conjunction with the addition of a new Matching Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period.  Matching Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5). If Option (2), (3), (4), (5), or (7) is elected with respect to any Matching Employer Contributions and if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the “ACP” test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the “ACP” test each year.

(f)                                   ☐                                    Qualified Matching Employer Contributions - Prior to making any Matching Employer Contribution hereunder (other than a 401(k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the “ADP” test on Deferral

Contributions and excluded in applying the “ACP” test on Employee and Matching Employer Contributions.  Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11(e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.

(1)                                 ☐                                    To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.

Note:  Qualified Matching Employer Contributions may not be excluded in applying the “ACP” test for a Plan Year if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the “ADP” test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.

1.12                        NONELECTIVE EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its “eligible” Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an “eligible” Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula.  If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

(a)                                 ☐                                    Fixed Formula:

(1)                                 ☐                                    Fixed Percentage Employer Contribution - For each Contribution Period, the Employer shall contribute for each “eligible” Participant a percentage of such “eligible” Participant’s Compensation equal to):

(A)                                               % (not to exceed 25%) to all “eligible” Participants.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(2)                                 ☐                                    Fixed Flat Dollar Employer Contribution - The Employer shall contribute for each “eligible” Participant an amount equal to:

(A)                               $                     to all “eligible” Participants. (Complete (i) below).

(i)                                    The contribution amount is based on an “eligible” Participant’s service for the following period (check one of the following):

(I)                                   ☐                                    Each paid hour.

(II)                              ☐                                    Each Plan Year.

(III)                         ☐                                    Other:                                                (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all “eligible” Participants).

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(3)                                 ☐                                    401(k) Safe Harbor Formula - The Nonelective Employer Contribution specified in the 401(k) Safe Harbor Nonelective Employer Contributions Addendum is intended to satisfy the safe harbor contribution requirements under Sections 401(k) and 401(m) of the Code such that the “ADP” test (and, under certain circumstances, the “ACP” test) is deemed satisfied.  Please complete the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement.  (Choose only if Option 1.07(a), Deferral Contributions, is checked.)

(b)                                 ☐                                    Discretionary Formula - The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

(1)                                 ☐                                    Non-Integrated Allocation Formula - In the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(2)                                 ☐                                    Integrated Allocation Formula - As (1) a percentage of each “eligible” Participant’s Compensation plus (2) a percentage of each “eligible” Participant’s Compensation in excess of the “integration level” as defined below.  The percentage of Compensation in excess of the “integration level” shall be equal to the lesser of the percentage of the “eligible” Participant’s Compensation allocated under (1) above or the “permitted disparity limit” as defined below.

Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.

(A)                               “Integration level” means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

(i)                                                   % (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii)                                $                     (not to exceed the Social Security taxable wage base).

“Permitted disparity limit” means the percentage provided by the following table:

The “Integration Level” is % of the Taxable Wage Base	The “Permitted Disparity Limit” is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

(c)                                  Contribution Period for Nonelective Employer Contributions - The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) is the Plan Year.

(1)                                 ☐                                    each calendar month.

(2)                                 ☐                                    each Plan Year quarter.

(3)                                 ☐                                    each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to “true up” the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)                                 Continuing Eligibility Requirement(s) - A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es) - Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Nonelective Employer Contributions under the fixed formula if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is checked):

(1)                                 ☐                                    No requirements.

(2)                                 ☐                                    Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

(3)                                 ☐                                    Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(4)                                 ☐                                    Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(5)                                 ☐                                    Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year.  (Only if the Contribution Period is the Plan Year.)

(6)                                 ☐                                    Is not a Highly Compensated Employee for the Plan Year.

(7)                                 ☐                                    Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

(8)                                 ☐                                    Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

(A)                               The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are:                       (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)

Note:  Except when added in conjunction with the addition of a new Nonelective Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5).

1.13                        EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

☐                                    Death, Disability, and Retirement Exceptions - All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement.  For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.

1.14                        RETIREMENT

(a)                                 The Normal Retirement Age under the Plan is (check one):

(1)                                 ☒                                  age 65.

(2)                                 ☐                                    age                      (specify between 55 and 64).

(3)                                 ☐                                    later of age                      (not to exceed 65) or the                      (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

(b)                                 ☐                                    The Early Retirement Age is the date the Participant attains age                      and completes                      years of Vesting Service.

Note:  If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

(c)                                  ☒                                  A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.

Note:  If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan.  Pursuant to Section 11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.

1.15                       DEFINITION OF DISABLED

A Participant is disabled if he/she meets any of the requirements selected below:

(a)                                 ☐                                    The Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

(b)                                 ☐                                    The Participant satisfies the requirements for Social Security disability benefits.

(c)                                  ☒                                  The Participant is determined to be disabled by a physician approved by the Employer.

1.16                        VESTING

A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Vesting Schedule Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

(a)                                 When years of Vesting Service are determined, the elapsed time method shall be used.

(b)                                 ☐                                    Years of Vesting Service shall exclude service prior to the Plan’s original Effective Date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

(c)                                  Vesting Schedule(s)

(1) Nonelective Employer Contributions (check one):	(2) Matching Employer Contributions (check one):
(A) ☒ N/A - No Nonelective Employer Contributions	(A) ☐ N/A — No Matching Employer Contributions
(B) ☐ 100% Vesting immediately	(B) ☐ 100% Vesting immediately
(C) ☐ 3 year cliff (see C below)	(C) ☐ 3 year cliff (see C below)
(D) ☐ 6 year graduated (see D below)	(D) ☐ 6 year graduated (see D below)
(E) ☐ Other vesting (complete E1 below)	(E) ☒ Other vesting (complete E2 below)

	Applicable Vesting Schedule(s)
Years of Vesting Service	C	D	E1		E2
0	0%	0%		%	0.00%
1	0%	0%		%	33.00%
2	0%	20%		%	66.00%
3	100%	40%		%	100.00%
4	100%	60%		%	100.00%
5	100%	80%		%	100.00%
6 or more	100%	100%		%	100%

Note:  A schedule elected under E1 or E2 above must be at least as favorable as one of the schedules in C or D above.  If the vesting schedule is amended, any such amendment must satisfy the requirements of Section 16.04 of the Basic Plan Document

Note:  The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an amendment to a vesting schedule under Section 16.04 of the Basic Plan Document, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.

(d)                                 ☐                                    A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants.  Please complete Section (a) of the Vesting Schedule Addendum to the Adoption Agreement.

1.17                        PREDECESSOR EMPLOYER SERVICE

(a)                                 ☐                                    Service for purposes of eligibility in Subsection 1.04(b) and vesting in Subsection 1.16 of this Plan shall include service with the following predecessor employer(s):

1.18                        PARTICIPANT LOANS

(a)                                 ☒                                  Participant loans are allowed in accordance with Article 9, except as modified in the Additional Provisions Addendum.

1.19                        IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances:

(a)                                 ☒                                  Hardship Withdrawals - Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $500.00 minimum amount.

(1)                                 Hardship withdrawals will be permitted from:

(A)                               ☒                                  A Participant’s Deferral Contributions Account only.

(B)                               ☐                                    The Accounts specified in the In-Service Withdrawals Addendum. Please complete Section (c) of the In-Service Withdrawals Addendum.

(b)                                 ☒                                  Age 59 1/2 - Participants shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2:

(1)                                 ☐                                    Deferral Contributions Account.

(2)                                 ☒                                  All vested Account balances.

(3)                                 ☐                                    See In-Service Withdrawals Addendum.

(c)                                  Withdrawal of Employee Contributions, Rollover Contributions and certain other contributions

(1)                                 Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.

(A)                               ☐                                    Employees may not make withdrawals of Employee Contributions more frequently than:

(2)                                 Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.

(3)                                 Active Military Distribution (HEART Act) - Certain contributions restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I) may be withdrawn by Participants performing military service in accordance with Section 10.01 of the Basic Plan Document at any time.

(d)                                 ☐                                    Qualified Disaster Distribution — One or more Qualified Disaster Distributions shall be allowed in accordance with Section 10.08 of the Basic Plan Document.  Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying each such Qualified Disaster Distribution.

(e)                                  ☐                                    Qualified Reservist Distribution - A Qualified Reservist Distribution shall be allowed in accordance with Section 10.09 of the Basic Plan Document.

(f)                                   ☐                                    Age 62 Distribution of Money Purchase Benefits - A Participant who has attained at least age 62, shall be entitled to receive a distribution of all or any portion of the vested amounts attributable to benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any.  (Choose only if Option 1.20(d)(1)(B) is selected.)

(g)                                 ☒                                  Additional In-Service Withdrawal Provisions - Benefits are payable as (check the appropriate box(es)):

(1)                                 ☐                                    an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant’s Account (check (A) and/or (B)):

(A)                               ☐                                    for at least                      (24 or more) months.

(i)                                    ☐                                    Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum to the Adoption Agreement.

(B)                               ☐                                    after the Participant has at least 60 months of participation.

(i)                                    ☐                                    Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum to the Adoption Agreement.

(2)                                 ☒                                  another in-service withdrawal option that is permissible under the Code.  Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the in-service withdrawal option(s).

(h)                                 ☒                                  See Additional Provisions Addendum.

Note: Any withdrawal indicated in this Section may be a “protected benefit” under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.

1.20                        FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

(a)                                 Lump Sum Payments - Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

(b)                                 ☐                                    Installment Payments - Participants may elect distribution under a systematic withdrawal plan (installments).

(c)                                  ☐                                    Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his Distributable vested interest in his Account in cash at any time.

(d)                                 ☐                                    Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

(1)                                 ☐                                    An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

(2)                                 The normal form of payment under the Plan is (check (A) or (B)):

(A)                               ☐                                    Lump sum is the normal form of payment for:

(i)                                    ☐                                    All Participants

(ii)                                ☐                                    All Participants except those as indicated on the Forms of Payment Addendum.

(B)                               ☐                                    Life annuity is the normal form of payment for all Participants.

(3)                                 ☐                                    Life Annuity — The Plan offers at least one other form of annuity as specified in the Forms of Payment Addendum.

Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

(e)                                  Cash Outs and Implementation of Required Rollover Rule

(1)                                 ☒                                  If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:

(A)                               ☐                                    $1,000.

(B)                               ☒                                  The dollar amount specified in Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013). Any distribution greater than $1,000 that is made to a Participant without the Participant’s consent before the Participant’s Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.

1.21                        TIMING OF DISTRIBUTIONS

Except as provided in Subsection 1.21(a) or (b), distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant’s request for distribution pursuant to Article 12 of the Basic Plan Document.

(a)                                 Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant’s application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(tt).

(b)                                 ☐                                    Preservation of Same Desk Rule - Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)

1.22                        TOP HEAVY STATUS

(a)                                 The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

(1)                                 ☐                                    for each Plan Year, whether or not the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

(2)                                 ☒                                  for each Plan Year, if any, for which the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

(3)                                 ☐                                    Not applicable.  (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

(b)                                 If the Plan is or is treated as a “top-heavy plan” for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3% (3 or 5)% of Compensation for the Plan Year or such other amount in accordance with Section 15.03 of the Basic Plan Document or as elected on the 416 Contributions Addendum.  The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:

(1)                                 ☐                                    The minimum Employer Contribution shall be paid under this Plan in any event.

(2)                                 ☐                                    Another method of satisfying the requirements of Code Section 416.  Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a “top-heavy plan”.

(3)                                 ☐                                    Not applicable.  (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(b)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

Note:  The minimum Employer Contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.

(c)                                  If the Plan is or is treated as a “top-heavy plan” for a Plan Year, the vesting schedule found in Subsection 1.16(c)(1) shall apply for such Plan Year and each Plan Year thereafter, except with regard to Participants for whom there is a more favorable vesting schedule for Nonelective Employer Contributions.  If the Employer has selected Option 1.01(b)(1) and the minimum Employer Contribution will not be immediately 100% vested, the Vesting Schedule Addendum must contain the applicable vesting schedule.

1.23                        CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS

☐                                    Other Order for Limiting Annual Additions — If the Employer maintains other defined contribution plans, annual additions to a Participant’s Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.

1.24                        INVESTMENT DIRECTION

Subject to Section 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):

(a)                                 ☐                                    in accordance with the investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the Permissible Investments.

(b)                                 ☒                                  in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments.

(c)                                  ☐                                    in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Employer (check (1) and/or (2)):

(1)                                 ☐                                    Nonelective Employer Contributions

(2)                                 ☐                                    Matching Employer Contributions

Note:  The Employer must direct the applicable sources among the Permissible Investments.

1.25                        ADDITIONAL PROVISIONS AND PROTECTED BENEFITS

(a)                                 ☒                                  Additional Provisions - The Plan includes certain provisions that are not delineated through the above elections in this Adoption Agreement, but are incorporated into Fidelity Basic Plan Document 17 and are described within the Additional Provisions Addendum. The provisions included within the Additional Provisions Addendum supplement and/or alter the provisions of this Adoption Agreement and/or the Basic Plan Document.

(b)                                 ☐                                    Protected Benefit Provisions - The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.

1.26                        SUPERSEDING PROVISIONS

(a)                                 ☐                                    The Employer has completed the Plan Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

Note: If the Employer elects superseding provisions in Option (a) above, the Employer may not be permitted to rely on the Volume Submitter Sponsor’s advisory letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan’s status as a pre-approved volume submitter plan eligible for the 6-year remedial amendment cycle.

(b)                                 ☐                                    The Employer has completed the Trust Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of the Trust Agreement in the Basic Plan Document.

1.27                        RELIANCE ON ADVISORY LETTER

An adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 19.02 of Revenue Procedure 2011-49. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Section 19.03 of Revenue Procedure 2011-49. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.

This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 17. The Volume Submitter Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.

1.28                        ELECTRONIC SIGNATURE AND RECORDS

This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.

1.29                        VOLUME SUBMITTER INFORMATION:

Name of Volume Submitter Sponsor:	Fidelity Management & Research Company
Address of Volume Submitter Sponsor:	82 Devonshire Street
Boston, MA 02109

EXECUTION PAGE

Plan Name                                  Starz 401(k) Savings Plan (the “Plan”)

Employer:                                   Starz

The Fidelity Basic Plan Document No. 17 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this                         day of                               ,                 .

Employer:	Starz

By:

Title:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	Starz

By:

Title:

Accepted by:                        Fidelity Management Trust Company, as Trustee

By:	Date:

Title:

PLAN MERGERS ADDENDUM

for

Plan Name:  Starz 401(k) Savings Plan

(a)                                 Plan Mergers - The following plan(s) were merged into the Plan on or after the Effective Date indicated in Subsection 1.01(g)(1) or (2), as applicable (the “merged-in plan(s)”).  The provisions of the Plan are effective with respect to the merged-in plan(s) as of the date(s) indicated below:

(1)                                 Name of merged-in plan:  Liberty Media 401(k) Savings Plan

Effective date:  02/02/2015

PARTICIPATING EMPLOYERS ADDENDUM

for

Plan Name: Starz 401(k) Savings Plan

Note: All participating employers must be a business entity of a type recognized under Treasury Regulation Section 301.7701-2(a).

(a)                                 ☒                                  Only the following Related Employers (as defined in Subsection 2.01(ss) of the Basic Plan Document) participate in the Plan (list each participating Related Employer and its Employer Tax Identification Number):

Film Roman LLC, 20-5129577

Starz Entertainment, LLC, 84-1418375

(b)                                 ☐                                    All Related Employer(s) as defined in Subsection 2.01(ss) of the Basic Plan Document participate in the Plan.

IN-SERVICE WITHDRAWALS ADDENDUM

for

Plan Name:  Starz 401(k) Savings Plan

(a)                                 Other In-Service Withdrawal Provisions - In-service withdrawals from a Participant’s Accounts specified below shall be available to Participants who satisfy the requirements also specified below:

Participants with Employee Contributions (After-Tax Contributions) contributed prior to 02/02/2015 will continue to be allowed a withdrawal of those Contributions in accordance with Section 10.02 of the Basic Plan Document at any time

(1)                                 The following restrictions apply to a Participant’s Account following an in-service withdrawal made pursuant to (e) above (cannot include any mandatory suspension of contributions restriction):

ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name:  Starz 401(k) Savings Plan

(a)                                 Additional Provision(s) — The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:

(1) The following replaces Subsection 1.05(a):

(a)                                 Compensation Exclusions —    Compensation shall exclude the following item(s):

(1)                                 The following other items are excluded from Compensation (List separately any items excluded from Compensation only for a particular group of employees and provide a description of that group.):

Meal expense reimbursements and any tax gross-ups; Domestic partner benefit plan coverage; Plane usage; Use of corporate apartments; Gym and club memberships; Any tax gross ups; Car allowances (whether taxable or nontaxable); Mileage reimbursements (whether taxable or nontaxable); Phone reimbursements and phone allowances (whether taxable or nontaxable); Relocation payments; Relocation bonuses; Moving expense reimbursements; Relocation reimbursements Any related gross-ups (whether taxable or nontaxable); Nontaxable travel expense reimbursements; Taxable income from excess group term life insurance; Taxable premiums for short term and long term disability coverage; Taxable income recognized upon the exercise of a stock appreciation right or stock option or upon vesting of restricted shares reflecting awards issued by publicly traded entities, including Starz, Liberty Media Corporation, Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc. and any other publicly traded entity that may have been or may in the future be spun-off from any of these entities.

Note:  The Participant group(s) identified above must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii).

Note: If the Employer has selected Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Formula any exclusion listed above must be a permitted exclusion under Section 1.414(s)-1(d)(2) of the Treasury Regulations. If the Employer has selected Safe Harbor Matching Employer Contributions, a Participant must also be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

Note:  Compensation must be tested to show that it meets the requirements of Code Section 414(s) or, unless 401(k) Safe Harbor Formula has been selected, the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4).  With respect to Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions), Compensation for purposes of applying the limitations on Matching Employer Contributions described in Section 6.10 of the Basic Plan Document (for deemed satisfaction of the “ACP” test), must be tested to show that it meets the requirements of Code Section 414(s).

(2) The following shall be added as Section 1.07(b):

(b)                                 Additional Automatic Enrollment Provisions — Automatic enrollment made in accordance with Section 5.03(c) of the Basic Plan Document is subject to the following:

(1)                                 An initial pre-tax Deferral Contribution of 6.00% will be made for:

(A)                               Newly-eligible Employees 30 days after such Employee’s date of hire, but no sooner than such Employee’s Entry Date.

(B)                               Each Eligible Employee having a Reemployment Commencement Date will be treated as follows for purposes of the above-described automatic enrollment contributions:

(i)                                    Shall be automatically enrolled later of 30 days from date of rehire or Entry Date.

Note:  If the Employer has elected a QACA in Option 1.07(a)(6)(D), then after the effective date of this election, any Participant automatically enrolled pursuant to this subparagraph (C) who was automatically enrolled under the QACA at the time of leaving employment shall be automatically enrolled at the same rate in effect immediately prior to his leaving employment plus any increases missed in accordance with paragraph (2) below (if applicable) prior to his Reemployment.

(2)                                 Those Participants with a deferral rate greater than zero (who are not suspended from making Deferral Contributions) will have that deferral increased annually by 1% (not to exceed 3%) as a pre-tax Deferral Contribution until a deferral rate of 6.00% is reached with the following additional parameters:

(A)                               Applies only to those:

(i)                                    Participants who are still automatically enrolled under paragraph (1) above.

(ii)                                Participants who were not automatically enrolled or who are no longer automatically enrolled under paragraph (1) above and those Participants who have not otherwise established a periodic deferral increase as part of their salary reduction agreement

(B)                               Each applicable increase shall occur:

(i)                                    For Participants who are described within subparagraph (2)(A)(i) above:

(I)                                   Each year on 01/01

(II)                              Except that the first such increase shall not occur within 180 days (not to exceed 720) of the date such Participant was subjected to such a deferral increase

(3) The following is inserted at the end of Subsection 1.11(c):

(2)                                 Employee Contributions - Employee Contributions made to the Plan pursuant to Subsection 1.08(a)(1) are matched at the rate specified in this Section 1.11.

Note:  If Employee Contributions are matched under the Plan, in-service withdrawals of Employee Contributions must be subject to the limitation specified in Subsection 1.19(c)(1)(B) through this Additional Provisions Addendum.

Note:  If the Employer elects to match more than one type of contribution, the limits on non-discretionary Matching Employer Contributions elected in Subsection 1.11(a)(1)(F) apply to the combined contributions.

(4) The following is added at the end of Subsection 1.18(a) as a new Subsection 1.18(a)(1) and supersedes Article 9 to the extent required:

(1)                                 Loan not Due on Termination. If a Participant with an outstanding loan balance terminates employment with the Employer and all Related Employers, the outstanding principal and accrued interest on such loan shall not be immediately due and payable as provided in Section 9.11 of the Basic Plan Document. Instead, such loan shall continue to be payable in accordance with the provisions of the loan note and Article 9 of the Basic Plan Document.

(5) The following is added at the end of Subsection 1.19(c)(1)(A) as a new Subsection 1.19(c)(1)(B):

(B)                               Participants may only withdraw Employee Contributions that have been maintained in their Account for at least 24 (24 or more) months. (Select if Option 1.11(c)(2), match on Employee Contributions, is selected.)

(6)    The following modifies Section 6.04:

Notwithstanding any other provision of Section 6.04, “excess contributions” may instead be re-characterized as Employee Contributions, but only to the extent that such re-characterization does not result in the Plan’s failure to satisfy the “ACP” test described in Section 6.06.

(7) The following replaces Section 19.05:

19.05.              Costs of Administration.  All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, from the suspense account described in this Section, if any, or from the remaining Trust Fund.  All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement. Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services will be allocated to the Plan as follows: (a) to the extent an amount is attributable to a Permissible Investment, such amount shall be allocated to the Accounts of Participants and Beneficiaries pro rata based on the ratio that each Participant and Beneficiary’s balance in each such Permissible Investment bears to the total balances for all such Participants and Beneficiaries in such Permissible Investment; and, (b) to the extent an amount is a credit for float earnings of the Plan in excess of float expenses, such amount shall be allocated to a suspense account from which the Administrator may pay Plan expenses.  Any amounts so allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a)) under the Plan.